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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 1995

                               INTERSYSTEMS, INC.
                               ------------------
                Exact Name of Registrant as specified in charter

                                    Delaware
                        --------------------------------
                 (State or Other Jurisdiction of Incorporation)


        1-9547                                         13-3256265
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Commission file No.                        I.R.S. Employer Identification No.

                   8790 Wallisville Road, Houston, TX  77029
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                    (Address of Principal Executive Offices)

                                 (713) 675-0307
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS

       The Company and its subsidiaries, InterSystems, Inc., a Nebraska corporation ("InterSystems Nebraska") and Chemtrusion, Inc. ("Chemtrusion"), have embarked on plans for major internal and external expansion, in the form of new facilities and new product lines, which will have the effect of greatly expanding manufacturing capacity and rounding out product lines to reduce the effects of seasonality on product demand, as more fully described below.

THE COMPANY
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       POSSIBLE ACQUISITION OF INTERPAK HOLDINGS, INC. AND ELECTION OF
INDEPENDENT DIRECTORS TO THE BOARD OF DIRECTORS. The Company is proceeding with the negotations for the acquisition of Interpak Holdings, Inc. headquartered in Houston, Texas ("Interpak") from Helm Resources, Inc., which currently owns approximately 36% of the Company's outstanding shares of Common Stock.

       In November and December, 1995, the Board of Directors of the Company elected Mr. William Lurie and Mr. Leonard Friedman to the board as independent directors, and created an Acquisition Committee which will be headed by Mr. Lurie. Mr. Lurie is presently serving as president and a director of Prevention & Early Resolution of Conflicts, Inc., a leading corporate consulting firm. Prior thereto, he spent almost 20 years with International Paper Company in increasingly important management positions, and thereafter served as President of The Business Roundtable for ten years. Mr. Friedman is President of LEFMARK, Inc., a leading Houston-based real estate holding and management company. Mr. Friedman will join Mr. Lurie on the Acquisition Committee.

       The Committee will undertake an independent analysis of the transaction utilizing the assistance of experts as it deems necessary and appropriate in its discretion, and will negotiate at arms length with Helm Resources, Inc. in order to determine if an acquisition can be completed. The discussions between the Company and Interpak are in the preliminary stages and no agreement in principle has been reached. If an agreement is reached, the acquisition would be subject to a number of conditions, including the Company's arranging financing to complete the acquisition and stockholder approval. The Company may be required to undertake a debt or equity financing to have sufficient available funds to pay any cash down payment.

       Currently, the purchase price proposed by Helm is approximately $5,000,000, which would be paid by a cash down payment, the assumption by the Company of approximately $1,600,000 of Helm debentures and the issuance to Helm of shares of Common Stock.

        Interpak is a custom-packager of thermoplastic resins and also provides warehousing and delivery services to plastics producers and distributors. The Company believes that Interpak would complement the operations of its Chemtrusion subsidiary, which specializes in the custom-compounding of plastic resins by enabling the Company to provide plastic producers with single source, value-added processing and packaging services from a fully integrated entity.

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        In 1994, Interpak had revenues of $13,738,158 and a net loss of
$821,191. For the nine months ended September 30, 1995, Interpak had a loss of $356,000. Although historically profitable, the loss from operations in 1994 was attributable in part to the reduction experienced by Interpak of its normal rail car packaging and warehousing business due to distribution disruptions caused by floods and a pipeline explosion in the Houston area in the fourth quarter of 1994. These natural disasters resulted in an extreme shortage of domestic thermoplastic resins, which caused the company's warehouse utilization to fall to an all-time low of approximately 57%, as compared to approximately 82% as of the date of this Memorandum. The net loss for 1994 also reflects a non-recurring charge of $330,000, primarily for accruing the loss from the termination of two Interpak leases and related expenses.

       PRIVATE PLACEMENT. On December 1, 1995, the Company commenced a private placement of 25 Units consisting of 40,000 shares of Common Stock and 20,000 Common Stock Purchase Warrants for $55,000 per Unit. The Company reserved the right to sell up to 35 Units, and to sell fractional Units. No minimum number of Units must be sold. The purchase price per Unit is based upon the average of the closing price of the common stock on the American Stock Exchange during the ten trading days preceding November 15, 1995, which is the date the Board of Directors of the Company authorized the offering, or $1.375. The purpose of the offering is to raise funds for working capital.

INTERSYSTEMS NEBRASKA
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       EXPANSION OF OMAHA FACILITY.  In November 1995, InterSystems Nebraska
entered into a lease for a second 30,000 square foot facility in Omaha, thereby nearly doubling total square footage under use to 70,000 square feet. In connection with the expansion, the subsidiary has arranged $1.6 million in equipment financing for advanced robotics, software and other automated equipment to be installed in both facilities. Installation is expected to be completed by mid-1996. The planned expansion and automation are designed to render the combined facility efficient and state-of-the-art without changing the present workforce, and to increase manfacturing capacity to permit InterSystems Nebraska to meet its record backlog, bring subcontracted work back into the plant and take on additional customers.

       ACQUISITION OF THE TROPICAL MANUFACTURING GROUP, INC. InterSystems Nebraska, through a subsidiary, has signed a letter of intent for the acquisition of the assets of The Tropical Manufacturing Group, Inc. headquartered in Miami, Florida ("Tropical"), and has entered into an operating agreement with Tropical, which is engaged in the business of manufacturing and selling commercial rolling doors and hurricane resistant doors and shutters in South Florida. Under the operating agreement, Tropical (i) has assigned to InterSystems Nebraska its rights to sell, market and distribute its products and (ii) is manufacturing its products for the sole account of InterSystems Nebraska, in exchange for the agreement of InterSystems Nebraska to pay Tropical cost plus 1% for each product so manufactured. This is intended as an interim arrangement which may be terminated at any time by InterSystems Nebraska, and which will be terminated upon the purchase by InterSystems Nebraska of all of Tropical's assets and the assumption of certain liabilities of Tropical pursuant to a letter of intent signed by Tropical and the Company in September 1995.

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        The consummation of the purchase is conditioned upon arranging the necessary financing to complete the purchase and obtaining clear title to the assets of Tropical, which are currently subject to various tax and other liens. At the present time, the cost of acquiring the assets of Tropical is expected to be approximately $250,000, although transactional expenses and the cost of clearing title may increase this estimate considerably.

       The acquisition of this facility and product line is expected to complement the present product demand of InterSystems Nebraska, which usually peaks in the summer months and drops in the winter months, whereas TMG experiences high product demand during hurricane season up to and including the winter months.

CHEMTRUSION
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       STATE-OF-THE-ART COMPOUNDING PLANT  Chemtrusion has signed a letter of intent, and is in the process of completing a definitive agreement, with a leading worldwide polymer manufacturer to build and operate a new state-of-the-art dedicated plastics compounding facility in the midwest. Execution of the definitive agreement is expected in the next month or so. The agreement calls for the payment of a management fee to Chemtrusion, which should have a significant positive contribution to net income.

       On December 6, 1995, Chemtrusion announced that it had signed a contract to purchase 15 acres at the Clark Maritime Center in Jefferson, Indiana, the economic center of the greater Louisville, Kentucky metropolitan area, for this dedicated facility, which is scheduled to open in 1996.

       NO ASSURANCE CAN BE GIVEN THAT THE COMPANY OR ITS SUBSIDIARIES WILL SUCCESSFULLY COMPLETE ANY OF THE FOREGOING TRANSACTIONS.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERSYSTEMS, INC.


                                   By:/s/ Herbert M. Pearlman
                                      ----------------------------
                                   Herbert M. Pearlman, Chairman


Date: December 11, 1995


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